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                                  Exhibit 23.2

                          CONSENT OF ERNST & YOUNG LLP
                          ----------------------------

We consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-52490 and 333-47764) and S-8 (Nos. 333-52488, 333-43220,
333-94817 and 333-92729) of The TriZetto Group, Inc. of our report dated February 1, 2002, with respect to the consolidated financial statements and schedule of The TriZetto Group, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2001.

Ernst &Young LLP
Orange County, California
June 25, 2002


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